UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2019 (October 28, 2019)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

0-26176
(Commission File Number)

Nevada	88-0336997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	DISH	The Nasdaq Stock Market L.L.C.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On October 28, 2019, the Board of Directors (the “Board”) of DISH Network Corporation (the “Corporation”) appointed Joseph T. Proietti an independent member of the Board effective on the same date.  Mr. Proietti was appointed to the Board following the recommendation of its Nominating Committee.

Mr. Proietti is the founder and president of BNP, a consolidated investment firm where he oversees direct investments, business operations, and real estate development. Mr. Proietti has spent his career focused on driving economic development and quality of life for communities across the country. He previously served as part of the international tax department at KPMG LLP. Mr. Proietti earned an undergraduate degree from the University of California, Davis, and law degrees from the University of Baltimore and the University of Denver. The Board determined that Mr. Proietti meets the independence requirements of NASDAQ and SEC rules and regulations.  The Board concluded Mr. Proietti should serve as a member of the Board due to, among other things, his financial, investment and managerial experience, acquired, in part, during his tenure with BNP.

(b) Furthermore, on October 28, 2019, Charles M. Lillis notified the Board of his intention to retire following the expiration of his term as a director at the conclusion of the 2020 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
Date: October 29, 2019	By:	/s/ Timothy A. Messner
Timothy A. Messner Executive Vice President and General Counsel